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[REPRESENTATION OF LOGO]
NICO WATER (TM)

                                                                    Exhibit 99.2


        QT 5, INC. PROVIDES REVENUE AND EARNINGS GUIDANCE FOR FISCAL 2004

                              ---------------------

                  FORECASTS REVENUES OF $27.2 MILLION, EPS OF
                     $0.08 FOR FISCAL YEAR COMMENCING JULY 1


Westlake Village, CA (PR Newswire) June 2, 2003 - QT 5, Inc. (OTC BB: QTFV) manufacturer and marketers of NICOWater(TM), the breakthrough Homeopathic nicotinum (nicotine) product designed to relieve the symptoms of tobacco cravings, today announced that it anticipates Revenues of $27.2 million for fiscal 2004 commencing July 1, 2003. The Company also announced that it anticipates Net Income for the same fiscal period of $3.5 million, resulting in $0.08 Earnings Per Share, based on fully diluted shares outstanding. The announcement was made by Steven Reder, QT 5, Inc.'s President. On May 28, 2003, the Company announced the official national launch and rollout of NICOWater(TM).

"In four weeks we commence our new fiscal year - a year in which we will now begin to capitalize on the earnings and revenue power of NICOWater(TM), stated Steven Reder, QT 5's President. "We now fully expect QT 5's growth to be extraordinary this coming fiscal year as we demonstrate the commercial viability of this revolutionary product. Our seasoned management team is committed to increasing shareholder value through well-planned earnings and revenue growth, with NICOWater(TM) serving as a core driver. Our corporate mantra is growth, earnings and increasing shareholder value. QT 5, Inc. has targeted the massive $200 billion tobacco and tobacco products market -- which we believe offers exceptional opportunity for such timely product."


CONFERENCE CALL AND WEBCAST

Within the context of QT 5, Inc. management's commitment to maximum transparency, the Company will be hosting a webcast and conference call on Monday, June 2, 2003 at 11 am Eastern to discuss the successful launch and rollout of NICOWater(TM), as well as the Company's Revenues and Earnings Guidance for the coming fiscal year. Steven Reder, President of QT 5, Inc., and other members of the executive management team will be available to answer questions and discuss the current state of the Company. Investors may e-mail questions in advance of the call to A.J. Cervantes, President of Trilogy Capital Partners, at aj@trilogy-capital.com. Participants in the conference can call
800.406.5356 domestically, or by calling 913.981.5572 from an international location. Investors should indicate they are participating in the "QT 5 Guidance Call." To access the webcast, investors who would like to pre-register for the webcast can log on to www.qt5inc.com

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The webcast will also be distributed over the Shareholder.com Investor
Distribution Network to both institutional and individual investors including OpenCompany.info, a corporate disclosure network providing information on over 6,000 public companies to the investment community and to participating portals and websites.

ABOUT QT 5


QT 5, Inc. is a Delaware corporation formed in April 1999 as a manufacturer, distributor and marketer of Bio-Med testing and Homeopathic products. QT 5, Inc. is continuing its clinical research and development of future products for lifestyle enhancements. QT 5, Inc. is headquartered in Westlake Village, California. For more information please visit: www.qt5inc.com. NICOWater(TM) is a Homeopathic Drug product that is sold under the FDA's Compliance Policy Guide Conditions under which Homeopathic Drugs may be Marketed. For additional information on QT 5, Inc. contact Bernadette Cusack, Vice President - Investor Relations, Trilogy Capital Partners, bernadette@trilogy-capital.com.

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CAUTIONARY STATEMENT

This release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development sate company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the section entitled, "Risk Factors That May Affect Future Results" in Item 1 of the Company's Current Report on Form 8-K as filed with SEC on January 24, 2003 (the "Merger Form 8-K").

CONTACT

Bernadette Cusack, Vice President
Trilogy Capital Partners, Inc.
800.330.6540
aj@trilogy-capital.com


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